EXHIBIT (10)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated February 6, 2015, with respect to the statutory-basis financial statements and schedules of Transamerica Financial Life Insurance Company included in the Post-Effective Amendment No. 32 (Form N-4, No. 333-65151) and related to the Prospectus of Vanguard Variable Annuity.

/s/ Ernst & Young LLP

Des Moines, IA

April 28, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of our report dated April 28, 2016, relating to the financial statements of TFLIC Separate Account B and to the use of our report dated April 27, 2016, relating to the financial statements of Transamerica Financial Life Insurance Company, which appear in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 28, 2016